Stillwater Mining Company Reports Third-Quarter Production Results

BILLINGS, MT -- (Marketwired - October 24, 2013) - STILLWATER MINING COMPANY (NYSE: SWC) (TSX: SWC.U) (the "Company") announced today that mined production of palladium and platinum from its Montana operations for the third quarter of 2013 totaled 124,200 ounces, a 2.2% reduction compared with total mine production in the third quarter of 2012 of 127,000 ounces.

During the third quarter of 2013, the Company increased total volumes of palladium, platinum and rhodium (PGMs) processed from recycled material by 74.1% to 167,500 ounces compared to the same period of 2012.

Production from Montana Mines
2013 Mine Production by Quarter

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(Mined Ounces)    First Quarter Second Quarter  Third Quarter  Year-To-Date
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Stillwater Mine           92,600         91,000         83,800       267,400
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Palladium                 71,300         70,200         64,500       206,000
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Platinum                  21,300         20,800         19,300        61,400
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East Boulder Mine         34,500         40,500         40,400       115,400
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Palladium                 26,800         31,500         31,200        89,500
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Platinum                   7,700          9,000          9,200        25,900
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Company Total            127,100        131,500        124,200       382,800
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Palladium                 98,100        101,700         95,700       295,500
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Platinum                  29,000         29,800         28,500        87,300
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For the first nine months of 2013, total mined production was 382,800 ounces, slightly more than the 381,200 ounces reported in the first nine months of 2012.

Production from Recycling Activities

During the third quarter of 2013, the Company processed 167,500 ounces of PGMs from recycled material. This compares to 96,200 ounces processed during the same period of 2012. During the first nine months of 2013, the Company processed a record 496,700 ounces of PGMs from recycled material, a 52.1% increase from approximately 326,600 ounces processed during the first nine months of 2012. Recycled material reported as processed for the third quarter of 2013 includes an allocation of approximately 4,200 PGM ounces recovered from reprocessed furnace brick.

2013 Recycling Production by Quarter

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(Recycled Ounces
Processed)        First Quarter Second Quarter  Third Quarter  Year-To-Date
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Company Total            154,200        175,000        167,500       496,700
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About Stillwater Mining Company

Stillwater Mining Company is the only U.S. producer of palladium and platinum and is the largest primary producer of platinum group metals outside of South Africa and the Russian Federation. The Company's shares are traded on the New York Stock Exchange under the symbol SWC and on the Toronto Stock Exchange under the symbol SWC.U. Information on Stillwater Mining can be found at its website: www.stillwatermining.com.

CONTACT:

Mike Beckstead
(406) 373-8971